UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2007

INFOTEC BUSINESS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-90618	98-0358149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 230 - 1122 Mainland Street, Vancouver, BC, Canada	V6B 5L1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 604-682-1442

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting materialpursuanttoRule 14a-12 underthe Exchange Act (17CFR240.14a-12)

[   ]  Pre-commencementcommunications pursuant to Rule14d-2(b) underthe Exchange Act (17CFR 240.14d-2(b))

[   ]  Pre-commencementcommunicationspursuanttoRule 13e-4(c)under theExchangeAct (17 CFR 240.13e-4(c))

Item 5.02  Departureof Directors orPrincipalOfficers;Electionof Directors;Appointment ofPrincipal Officers.

On May 1, 2007, the board of directors of the registrant accepted the resignation of Carol Shaw as Chief Financial Officer and appointed Lorne Milne as V.P. Operations and Rory Clarke as V.P. Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOTEC BUSINESS SYSTEMS, INC.
(Registrant)

By: /s/ Arthur Griffiths
(Arthur Griffiths, Chief Executive Officer)

Dated: May 1, 2007